Exhibit 10.1

DreamWorks Animation SKG, Inc.

Repurchase Agreement

New York, New York

August 5, 2007

4:00 p.m. EST

DreamWorks Animation SKG, Inc.

1000 Flower Street

Glendale, CA 91201

Ladies and Gentlemen:

DW Investment II, Inc., a Washington corporation (the “Selling Stockholder”), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) among Goldman, Sachs & Co., Bear, Stearns & Co. Inc and the other several Underwriters named in Schedule I thereto (the “Underwriters”), Dreamworks Animation SKG, Inc., a Delaware corporation (the “Company”), and itself in respect of a public offering of shares (the “Underwritten Shares”) of Class A Common Stock, par value $0.01 per share (“Common Stock”), of the Company. In addition, the Selling Stockholder proposes to sell to the Company a number of shares of Common Stock calculated as set forth in Section 3 below (said shares to be sold by the Selling Stockholder being hereinafter called the “Securities”).

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with the Selling Stockholder that:

(a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by the Company, has been effectively authorized by all necessary action, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by laws relating to bankruptcy, insolvency, reorganization or other laws relating to creditors’ rights generally or by general principles of equity.

(c) The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with (i) the certificate of incorporation or bylaws of the Company, (ii)

any material agreement to which the Company is a party or by which it is bound, (iii) any judgment, decree, order or award of any court, governmental body or arbitrator by which the Company is bound or (iv) any material Federal or State law, rule or regulation applicable to the Company or its property.

(d) No consent, approval, authorization, filing, order, registration or qualification of or with any court or governmental agency or body is required in connection with the transactions contemplated herein.

(e) No broker or finder has acted for the Company in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions.

2. Representations and Warranties of the Selling Stockholder. The Selling Stockholder, represents and warrants to, and agrees with the Company that:

(a) The Seller Stockholder has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by the Selling Stockholder, has been effectively authorized by all necessary action, and constitutes the legal, valid and binding obligation of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except as such enforceability may be limited by laws relating to bankruptcy, insolvency, reorganization or other laws relating to creditors’ rights generally or by general principles of equity.

(c) The Selling Stockholder is the record and beneficial owner of the Securities. The Selling Stockholder has good and valid title to the Securities, free and clear of all adverse claims within the meaning of the New York Uniform Commercial Code.

(d) The execution and delivery of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby do not and will not result in a breach of any of the terms or provisions of, or constitute a default under, or conflict with (i) the certificate of incorporation or bylaws of the Selling Stockholder, (ii) any material agreement to which the Selling Stockholder is a party or by which it is bound, (iii) any judgment, decree, order or award of any court, governmental body or arbitrator by which the Selling Stockholder is bound or (iv) any material Federal or State law, rule or regulation applicable to the Selling Stockholder or its property.

(e) No consent, approval, authorization, filing, order, registration or qualification of or with any court or governmental agency or body is required for the sale of the Securities by the Selling Stockholder.

(f) No broker or finder has acted for the Selling Stockholder in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder’s fee or other commissions in respect of such transactions.

3. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholder agrees to sell to the Company, and the Company agrees to purchase from the Selling Stockholder, a number of Securities equal to the quotient obtained by dividing (x) $150,000,000 by (y) the price per share at which the Underwriters purchase the Underwritten Shares from the Selling Stockholder pursuant to the Underwriting Agreement (the “Price Per Share”), as rounded down to the nearest whole share. The aggregate purchase price for the Securities shall be the product of the Price Per Share multiplied by the number of Securities to be purchased, as calculated pursuant to the immediately preceding sentence.

4. Delivery and Payment. Delivery of and payment for the Securities shall be made following the satisfaction of the conditions set forth in Section 5 hereof at such place as the delivery of and payment for the Underwritten Shares sold pursuant to the terms of the Underwriting Agreement (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Company against payment by the Company of the aggregate purchase price of the Securities being sold by the Selling Stockholder to or upon the order of the Selling Stockholder by wire transfer payable in same-day funds to an account specified by the Selling Stockholder.

The Selling Stockholder will pay all applicable transfer taxes, if any, involved in the transfer to the Company of the Securities to be purchased by it from the Selling Stockholder.

5.	Conditions to the Obligations of the Company and the Selling Stockholder.

(a) The obligations of the Company to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Selling Stockholder contained herein as of the date hereof and the Closing Date, to the performance by the Selling Stockholder of its obligations hereunder and to the delivery of and payment for of the Underwritten Securities pursuant to the terms of the Underwriting Agreement.

(b) The obligations of the Selling Stockholder to sell the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof and the Closing Date, to the performance by the Company of its obligations hereunder and to the delivery of and payment for the Underwritten Securities pursuant to the terms of the Underwriting Agreement.

(c) The obligations of the parties hereunder shall be subject to the conditions that the Underwriting Agreement shall have been executed no later than August 7, 2007 and the Price Per Share shall be no greater than $37.00. If any of the conditions specified in this Section 5(c) shall not have been fulfilled when and as provided in this Agreement, this Agreement and all obligations of the Company and the Selling Stockholder hereunder shall terminate immediately, without further obligation or liability of either party to the other party.

6. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Company, will be mailed, delivered or telefaxed to it at 1000 Flower Street, Glendale, CA 91201, Attention: General Counsel; or if sent to the Selling Stockholder, will be mailed, delivered or telefaxed to (206) 342-3582 and confirmed to it at 505 Fifth Avenue, S. Suite 900, Seattle, WA 98104, Attention: W. Lance Conn.

7. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. Each of the Company and the Selling Stockholder hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in New York City in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

8. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

9. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Selling Stockholder.

Very truly yours, DW INVESTMENT II, INC.,

By:	/S/ W. LANCE CONN
Name: W. Lance Conn Title: Vice President

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

DREAMWORKS ANIMATION SKG, INC.

By:	/S/ LEWIS W. COLEMAN
Name: Lewis W. Coleman Title: President and CFO